CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 10, 2011 on The Dreyfus Socially Responsible Growth Fund, Inc. for the fiscal year ended December 31, 2010 which are incorporated by reference in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A 33-49014 and 811-7044) of The Dreyfus Socially Responsible Growth Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 8, 2011